SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2002
(To Prospectus dated  November 22, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-17
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-33

                                 --------------


The Class PO               The Class PO Certificates
Certificates
represent                  o        This supplement relates to the offering of
obligations of the                  the Class PO Certificates of the series
trust only and do                   referenced above. This supplement does not
not represent an                    contain complete information about the
interest in or                      offering of the Class PO Certificates.
obligation of CWMBS,                Additional information is contained in the
Inc., Countrywide                   prospectus supplement dated November 22,
Home Loans, Inc.,                   2002, prepared in connection with the
Countrywide Home                    offering of the offered certificates of the
Loans Servicing LP,                 series referenced above and in the
or any of their                     prospectus of the depositor dated November
affiliates.                         22, 2002. You are urged to read this
                                    supplement, the prospectus supplement and
This supplement may                 the prospectus in full.
be used to offer and
sell the offered           o        As of February 25, 2003, the class
certificates only if                certificate balance of the Class PO
accompanied by the                  Certificates was approximately $2,440,882.
prospectus
supplement and the         o        Exhibit 1 to this supplement is the monthly
prospectus.                         statement made available to holders of the
                                    Class PO Certificates on the February 25,
                                    2003 distribution date.

                           o This supplement also modifies the "Method of Distribution" section on page S-74 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-50 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated November 22, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.

                           DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 75.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                          ------------------------------------------------------
Class                        0%         50%        100%        150%        200%
-----                     -------     -------    -------     -------     -------
Class PO..............      2.0%       13.2%      22.6%       30.7%       37.7%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                   [Attached]

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West                            Distribution Date: 2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2002-33


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current           Cumulative
                   Class      Rate     Beginning     Through    Principal    Interest        Total    Realized   Ending   Realized
Class  Cusip    Description   Type      Balance       Rate(%) Distribution Distribution  Distribution  Losses    Balance   Losses
-----------------------------------------------------------------------------------------------------------------------------------
  A1  12669DJK5   Senior  Fix-30/360  50,509,415.88  4.750000  3,608,885.96    199,933.10  3,808,819.07    -  46,900,529.92       -
  A2  12669DJL3   Senior  Fix-30/360  78,380,667.00  4.750000             -    310,256.81    310,256.81    -  78,380,667.00       -
  A3  12669DJM1   Senior  Fix-30/360  25,200,000.00  6.000000             -    126,000.00    126,000.00    -  25,200,000.00       -
  A4  12669DJN9   Senior  Fix-30/360   9,800,000.00  5.750000             -     46,958.33     46,958.33    -   9,800,000.00       -
  A5  12669DJP4   Senior  Var-30/360  81,298,040.48  1.802500  1,804,442.95    122,116.43  1,926,559.38    -  79,493,597.53       -
  A6  12669DJQ2  Strip IO Var-30/360  81,298,040.48  6.697500             -    453,744.69    453,744.69    -  79,493,597.53       -
  A7  12669DJR0   Senior  Fix-30/360   3,370,600.00  2.500000             -      7,022.08      7,022.08    -   3,370,600.00       -
  A8  12669DJS8   Senior  Fix-30/360  30,335,400.00  5.000000             -    126,397.50    126,397.50    -  30,335,400.00       -
  A9  12669DJT6   Senior  Fix-30/360  40,000,000.00  6.000000             -    200,000.00    200,000.00    -  40,000,000.00       -
  A10 12669DJU3   Senior  Var-30/360  29,098,500.00  2.352500             -     57,045.18     57,045.18    -  29,098,500.00       -
  A11 12669DJV1   Senior  Var-30/360   9,699,500.00 16.942500             -    136,944.82    136,944.82    -   9,699,500.00       -
  A12 12669DJW9   Senior  Var-30/360  25,594,500.00  2.682500  2,616,627.54     57,214.37  2,673,841.91    -  22,977,872.46       -
  A13 12669DJX7   Senior  Var-30/360   8,531,500.00 15.952500    872,209.18    113,415.63    985,624.81    -   7,659,290.82       -
  A14 12669DJY5   Senior  Fix-30/360 234,520,845.15  6.000000  6,675,838.22  1,172,604.23  7,848,442.45    - 227,845,006.93       -
  A15 12669DJZ2   Senior  Fix-30/360   2,525,062.50  6.000000             -             -             -    -   2,537,687.81       -
  A16 12669DKA5   Senior  Fix-30/360  27,000,000.00  6.000000             -    135,000.00    135,000.00    -  27,000,000.00       -
  A17 12669DKB3   Senior  Fix-30/360   3,000,000.00  6.000000             -     15,000.00     15,000.00    -   3,000,000.00       -
  PO  12669DKC1  Strip PO Fix-30/360   2,458,852.70  0.000000     17,970.93             -     17,970.93    -   2,440,881.77       -
  AR  12669DKD9   Senior  Fix-30/360              -  6.000000             -             -             -    -              -       -
------------------------------------------------------------------------------------------------------------------------------------
   M  12669DKE7   Junior  Fix-30/360  12,919,959.81  6.000000     11,697.63     64,599.80     76,297.43    -  12,908,262.18       -
  B1  12669DKF4   Junior  Fix-30/360   5,587,009.65  6.000000      5,058.43     27,935.05     32,993.48    -   5,581,951.22       -
  B2  12669DKG2   Junior  Fix-30/360   4,190,257.24  6.000000      3,793.82     20,951.29     24,745.11    -   4,186,463.41       -
  B3  12669DPU6   Junior  Fix-30/360   1,745,940.51  6.000000      1,580.76      8,729.70     10,310.46    -   1,744,359.75       -
  B4  12669DPV4   Junior  Fix-30/360   1,745,940.51  6.000000      1,580.76      8,729.70     10,310.46    -   1,744,359.75       -
  B5  12669DPW2   Junior  Fix-30/360   1,746,487.02  6.000000      1,581.18      8,732.44     10,313.62 0.07   1,744,905.77    0.08
------------------------------------------------------------------------------------------------------------------------------------
Totals                               689,258,478.45           15,621,267.36  3,419,331.15 19,040,598.52 0.07 673,649,836.32    0.08
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West                            Distribution Date: 2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                   Original     Beginning    Scheduled               Unscheduled      Net      Current     Ending           Ending
                 Certificate   Certificate   Principal    Accretion   Principal     Principal  Realized  Certificate     Certificate
Class  Cusip       Balance       Balance    Distribution  Principal  Adjustments  Distribution  Losses     Balance          Factor
------------------------------------------------------------------------------------------------------------------------------------
 A1  12669DJK5  54,476,667.00  50,509,415.88  3,608,885.96          -    -       3,608,885.96     -     46,900,529.92  0.86092877012
 A2  12669DJL3  78,380,667.00  78,380,667.00             -          -    -                  -     -     78,380,667.00  1.00000000000
 A3  12669DJM1  25,200,000.00  25,200,000.00             -          -    -                  -     -     25,200,000.00  1.00000000000
 A4  12669DJN9   9,800,000.00   9,800,000.00             -          -    -                  -     -      9,800,000.00  1.00000000000
 A5  12669DJP4  83,281,666.00  81,298,040.48  1,804,442.95          -    -       1,804,442.95     -     79,493,597.53  0.95451497728
 A6  12669DJQ2  83,281,666.00  81,298,040.48             -          -    -                  -     -     79,493,597.53  0.95451497728
 A7  12669DJR0   3,370,600.00   3,370,600.00             -          -    -                  -     -      3,370,600.00  1.00000000000
 A8  12669DJS8  30,335,400.00  30,335,400.00             -          -    -                  -     -     30,335,400.00  1.00000000000
 A9  12669DJT6  40,000,000.00  40,000,000.00             -          -    -                  -     -     40,000,000.00  1.00000000000
 A10 12669DJU3  29,098,500.00  29,098,500.00             -          -    -                  -     -     29,098,500.00  1.00000000000
 A11 12669DJV1   9,699,500.00   9,699,500.00             -          -    -                  -     -      9,699,500.00  1.00000000000
 A12 12669DJW9  25,594,500.00  25,594,500.00  2,616,627.54          -    -       2,616,627.54     -     22,977,872.46  0.89776602256
 A13 12669DJX7   8,531,500.00   8,531,500.00    872,209.18          -    -         872,209.18     -      7,659,290.82  0.89776602256
 A14 12669DJY5 239,000,000.00 234,520,845.15  6,675,838.22          -    -       6,675,838.22     -    227,845,006.93  0.95332638882
 A15 12669DJZ2   2,500,000.00   2,525,062.50             -  12,625.31    -                  -     -      2,537,687.81  1.01507512500
 A16 12669DKA5  27,000,000.00  27,000,000.00             -          -    -                  -     -     27,000,000.00  1.00000000000
 A17 12669DKB3   3,000,000.00   3,000,000.00             -          -    -                  -     -      3,000,000.00  1.00000000000
 PO  12669DKC1   2,730,352.21   2,458,852.70     17,970.93          -    -          17,970.93     -      2,440,881.77  0.89398055149
 AR  12669DKD9         100.00              -             -          -    -                  -     -                 -  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
  M  12669DKE7  12,950,000.00  12,919,959.81     11,697.63          -    -          11,697.63     -     12,908,262.18  0.99677700269
 B1  12669DKF4   5,600,000.00   5,587,009.65      5,058.43          -    -           5,058.43     -      5,581,951.22  0.99677700269
 B2  12669DKG2   4,200,000.00   4,190,257.24      3,793.82          -    -           3,793.82     -      4,186,463.41  0.99677700269
 B3  12669DPU6   1,750,000.00   1,745,940.51      1,580.76          -    -           1,580.76     -      1,744,359.75  0.99677700269
 B4  12669DPV4   1,750,000.00   1,745,940.51      1,580.76          -    -           1,580.76     -      1,744,359.75  0.99677700269
 B5  12669DPW2   1,750,547.79   1,746,487.02      1,581.18          -    -           1,581.18  0.07      1,744,905.77  0.99677699700
------------------------------------------------------------------------------------------------------------------------------------
Totals         700,000,000.00 689,258,478.45 15,621,267.36  12,625.31    -      15,621,267.36  0.07    673,649,836.32
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West                            Distribution Date: 2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net          Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment       Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1      50,509,415.88     4.750000    199,933.10         -               -    199,933.10        -              -        199,933.10
  A2      78,380,667.00     4.750000    310,256.81         -               -    310,256.81        -              -        310,256.81
  A3      25,200,000.00     6.000000    126,000.00         -               -    126,000.00        -              -        126,000.00
  A4       9,800,000.00     5.750000     46,958.33         -               -     46,958.33        -              -         46,958.33
  A5      81,298,040.48     1.802500    122,116.43         -               -    122,116.43        -              -        122,116.43
  A6      81,298,040.48     6.697500    453,744.69         -               -    453,744.69        -              -        453,744.69
  A7       3,370,600.00     2.500000      7,022.08         -               -      7,022.08        -              -          7,022.08
  A8      30,335,400.00     5.000000    126,397.50         -               -    126,397.50        -              -        126,397.50
  A9      40,000,000.00     6.000000    200,000.00         -               -    200,000.00        -              -        200,000.00
  A10     29,098,500.00     2.352500     57,045.18         -               -     57,045.18        -              -         57,045.18
  A11      9,699,500.00    16.942500    136,944.82         -               -    136,944.82        -              -        136,944.82
  A12     25,594,500.00     2.682500     57,214.37         -               -     57,214.37        -              -         57,214.37
  A13      8,531,500.00    15.952500    113,415.63         -               -    113,415.63        -              -        113,415.63
  A14    234,520,845.15     6.000000  1,172,604.23         -               -  1,172,604.23        -              -      1,172,604.23
  A15      2,525,062.50     6.000000             -         -       12,625.31     12,625.31        -              -                 -
  A16     27,000,000.00     6.000000    135,000.00         -               -    135,000.00        -              -        135,000.00
  A17      3,000,000.00     6.000000     15,000.00         -               -     15,000.00        -              -         15,000.00
  PO       2,458,852.70     0.000000             -         -               -             -        -              -                 -
  AR                  -     6.000000             -         -               -             -        -              -                 -
------------------------------------------------------------------------------------------------------------------------------------
   M      12,919,959.81     6.000000     64,599.80         -               -     64,599.80        -              -         64,599.80
  B1       5,587,009.65     6.000000     27,935.05         -               -     27,935.05        -              -         27,935.05
  B2       4,190,257.24     6.000000     20,951.29         -               -     20,951.29        -              -         20,951.29
  B3       1,745,940.51     6.000000      8,729.70         -               -      8,729.70        -              -          8,729.70
  B4       1,745,940.51     6.000000      8,729.70         -               -      8,729.70        -              -          8,729.70
  B5       1,746,487.02     6.000000      8,732.44         -               -      8,732.44        -              -          8,732.44
------------------------------------------------------------------------------------------------------------------------------------
Totals   689,258,478.45               3,419,331.15         -       12,625.31  3,431,956.46        -              -      3,419,331.15
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West                            Distribution Date: 2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

                           Current Payment Information
                               Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  A1      12669DJK5        54,476,667.00      927.175223154      66.246453038       3.670068592     860.928770116         4.750000
  A2      12669DJL3        78,380,667.00     1000.000000000       0.000000000       3.958333333    1000.000000000         4.750000
  A3      12669DJM1        25,200,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A4      12669DJN9         9,800,000.00     1000.000000000       0.000000000       4.791666667    1000.000000000         5.750000
  A5      12669DJP4        83,281,666.00      976.181726211      21.666748933       1.466306301     954.514977278         1.802500
  A6      12669DJQ2        83,281,666.00      976.181726211       0.000000000       5.448314259     954.514977278         6.697500
  A7      12669DJR0         3,370,600.00     1000.000000000       0.000000000       2.083333333    1000.000000000         2.500000
  A8      12669DJS8        30,335,400.00     1000.000000000       0.000000000       4.166666667    1000.000000000         5.000000
  A9      12669DJT6        40,000,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A10     12669DJU3        29,098,500.00     1000.000000000       0.000000000       1.960416667    1000.000000000         2.352500
  A11     12669DJV1         9,699,500.00     1000.000000000       0.000000000      14.118750000    1000.000000000        16.942500
  A12     12669DJW9        25,594,500.00     1000.000000000     102.233977441       2.235416667     897.766022559         2.682500
  A13     12669DJX7         8,531,500.00     1000.000000000     102.233977441      13.293750000     897.766022559        15.952500
  A14     12669DJY5       239,000,000.00      981.258766309      27.932377491       4.906293832     953.326388817         6.000000
  A15     12669DJZ2         2,500,000.00     1010.025000000       0.000000000       0.000000000    1015.075125000         6.000000
  A16     12669DKA5        27,000,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A17     12669DKB3         3,000,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  PO      12669DKC1         2,730,352.21      900.562460060       6.581908570       0.000000000     893.980551490         0.000000
  AR      12669DKD9               100.00        0.000000000       0.000000000       0.000000000       0.000000000         6.000000
------------------------------------------------------------------------------------------------------------------------------------
   M      12669DKE7        12,950,000.00      997.680294280       0.903291590       4.988401471     996.777002690         6.000000
  B1      12669DKF4         5,600,000.00      997.680294280       0.903291590       4.988401471     996.777002690         6.000000
  B2      12669DKG2         4,200,000.00      997.680294280       0.903291590       4.988401471     996.777002690         6.000000
  B3      12669DPU6         1,750,000.00      997.680294280       0.903291590       4.988401471     996.777002690         6.000000
  B4      12669DPV4         1,750,000.00      997.680294280       0.903291590       4.988401471     996.777002690         6.000000
  B5      12669DPW2         1,750,547.79      997.680288580       0.903250334       4.988401443     996.776996996         6.000000
------------------------------------------------------------------------------------------------------------------------------------
Totals                    700,000,000.00      984.654969214      22.316096229       4.884758786     962.356909029
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297
                              Countrywide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

Pool Level Data
Distribution Date                                                                                                        2/25/2003
Cut-off Date                                                                                                             11/1/2002
Determination Date                                                                                                        2/1/2003
Accrual Period 30/360                         Begin                                                                       1/1/2003
                                              End                                                                         2/1/2003
Number of Days in 30/360 Accrual Period                                                                                         30

--------------------------------------------------------------------------------
  Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                700,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   689,258,478.46
Ending Aggregate Pool Stated Principal Balance                                                                      673,649,836.34

Beginning Aggregate Certificate Stated Principal Balance                                                            689,258,478.46
Ending Aggregate Certificate Stated Principal Balance                                                               673,649,836.34

Beginning Aggregate Loan Count                                                                                                1537
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 31
Ending Aggregate Loan Count                                                                                                   1506

Beginning Weighted Average Loan Rate (WAC)                                                                               6.639191%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.624959%

Beginning Net Weighted Average Loan Rate                                                                                 5.978596%
Ending Net Weighted Average Loan Rate                                                                                    5.978260%

Weighted Average Maturity (WAM) (Months)                                                                                       355

Servicer Advances                                                                                                        63,018.67

Aggregate Pool Prepayment                                                                                            14,984,292.86
Pool Prepayment Rate                                                                                                   23.2023 CPR

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297
                              Countrywide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

--------------------------------------------------------------------------------
 Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                   95.9324970921%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               4.0675029079%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                   19,407,096.71
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
Total Deposits                                                                                                       19,407,096.71

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                         133,787.64
Payment of Sub Servicer Fees                                                                                              4,604.48
Payment of Other Fees                                                                                                   226,064.42
Payment of Insurance Premium(s)                                                                                           2,041.67
Payment of Personal Mortgage Insurance                                                                                    4,604.48
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                    19,040,598.51
Total Withdrawals                                                                                                    19,411,701.18

Ending Balance                                                                                                          228,106.08

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 9,807.87
Compensation for Gross PPIS from Servicing Fees                                                                                  -
Other Gross PPIS Compensation                                                                                                    -
Total Net PPIS (Non-Supported PPIS)                                                                                       9,807.87

Master Servicing Fees Paid                                                                                              133,787.64
Insurance Premium(s) Paid                                                                                                 2,041.67
Personal Mortgage Insurance Fees Paid                                                                                     4,604.48
Other Fees Paid                                                                                                         226,064.42
Total Fees                                                                                                              366,498.20

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297
                              Countrywide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

--------------------------------------------------------------------------------
        Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                 30-59 Days       60-89 Days             90+ Days                Totals
Scheduled Principal Balance                               7,471,819.47     1,728,386.09                    -          9,200,205.56
Percentage of Total Pool Balance                             1.109155%        0.256570%            0.000000%             1.365725%
Number of Loans                                                     15                3                    0                    18
Percentage of Total Loans                                    0.996016%        0.199203%            0.000000%             1.195219%

Foreclosure
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street, 8 West
New York, NY 10286
attn: Courtney Bartholomew
      (212)815-2297
                              Countrywide Home Loan
                      Mortgage Pass - Through Certificates
                                 Series 2002-33

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------
Protection                                                                                          Original               Current
Bankruptcy Loss                                                                                   115,526.00            115,526.00
Bankruptcy Percentage                                                                              0.016504%             0.017149%
Credit/Fraud Loss                                                                               7,000,000.00          7,000,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%             1.039116%
Special Hazard Loss                                                                             7,000,000.00          6,892,584.78
Special Hazard Loss Percentage                                                                     1.000000%             1.023170%

Credit Support                                                                                      Original               Current
Class A                                                                                       671,999,452.21        645,739,534.25
Class A Percentage                                                                                95.999922%            95.856853%

Class M                                                                                        12,950,000.00         12,908,262.18
Class M Percentage                                                                                 1.850000%             1.916168%

Class B1                                                                                        5,600,000.00          5,581,951.22
Class B1 Percentage                                                                                0.800000%             0.828613%

Class B2                                                                                        4,200,000.00          4,186,463.41
Class B2 Percentage                                                                                0.600000%             0.621460%

Class B3                                                                                        1,750,000.00          1,744,359.75
Class B3 Percentage                                                                                0.250000%             0.258942%

Class B4                                                                                        1,750,000.00          1,744,359.75
Class B4 Percentage                                                                                0.250000%             0.258942%

Class B5                                                                                        1,750,547.79          1,744,905.77
Class B5 Percentage                                                                                0.250078%             0.259023%


--------------------------------------------------------------------------------
    Insurance Premiums
--------------------------------------------------------------------------------
Class A3 Insurance Premium                                                                                                1,470.00
Class A4 Insurance Premium                                                                                                  571.67